                                                                    EXHIBIT 99.1
FOR IMMEDIATE RELEASE

Contacts:  Norman Black, Public Relations
           404-828-7593
           Teresa Finley, Investor Relations
           404-828-7359

                            UPS 4Q EARNINGS SURGE 25%
                          ON 22% WORLDWIDE REVENUE GAIN

                 RECORD EARNINGS FOR 2005 WITH STRONG CASH FLOW

      ATLANTA, Jan. 26, 2006 - Led by a strong 21.5% gain in worldwide revenue, UPS (NYSE:UPS) today reported net income of $1.05 billion and a 25% increase in diluted earnings per share for the fourth quarter.

      For the full year, adjusted earnings per share climbed 19.7% and the company generated $3.5 billion in free cash flow. The 12-month period also produced record volume with UPS delivering 3.75 billion packages in 2005, or an average of 14.8 million per day.

      "UPS's performance in 2005 was exceptional, including a well-executed peak season," said Mike Eskew, UPS chairman and CEO. "All of our people pulled together to achieve the growth and financial goals we set for ourselves. Our momentum accelerated during each quarter of 2005 and we look forward to more progress in 2006."

      For the quarter ended Dec. 31, 2005, global volume increased 7.9% to a record 16.8 million packages per day. That equates to an additional 1.2 million packages delivered per day. U.S. volume grew 6.2% in total, paced by an 8.5% increase in deferred air volume coupled with a 6.3% increase in Next Day Air(R) packages. Average daily ground volume in the U.S. rose 5.9%. U.S. volume gains in the fourth quarter were the highest experienced by the company in several years.

      Internationally, average daily package volume rose 25.1% to 1.8 million a day. Export volume was again strong with a 15.4% increase reflecting significant gains across all regions of the world.

      Revenue for the fourth quarter climbed 21.5% to $11.95 billion, including the impact of acquisitions. Consolidated operating profit increased 42.1% to $1.71 billion. Adjusting fourth quarter 2004 results for an aircraft impairment charge and a charge to pension expense, operating profit jumped 24.3%.

                                    - more -

2-2-2

      Earnings per diluted share were $0.95 for the quarter compared to $0.76 reported in the prior year. Adjusting for the after-tax effects of the items mentioned above and credits to income tax expense recognized in 2004, diluted earnings per share rose 15.9% from $0.82 a year ago. The company increased its effective tax rate in the fourth quarter of 2005, which reduced earnings per diluted share by $0.02.

      Highlights by segment for the fourth quarter included:

      - U.S. domestic package revenue grew 8.9% during the period to $7.82 billion. Boosted by a strong holiday season, all products experienced strong volume growth. Excluding the impact of the 2004 aircraft impairment and pension charges, operating profit rose 21.9% to $1.24 billion. Pricing remained firm. The U.S. segment's operating margin increased to 15.8%.

      - International package revenue increased 18.3% to $2.22 billion. Excluding the impact of the 2004 aircraft impairment charge, operating profit climbed 25.3% to $431 million. Export volume grew 15.4% with double-digit growth across Asia, Europe and the U.S. International domestic volume climbed 31.7% aided by acquisitions in Europe during the year. The international operating margin increased to 19.4%.

      - Revenue for the supply chain and freight segment jumped 146% to $1.91 billion, reflecting the positive impacts of both the Menlo Worldwide Forwarding and Overnite acquisitions. Operating profit climbed 139% to $43 million. Revenue at Overnite for its first full quarter as part of UPS totaled $483 million.

      For the full year ended Dec. 31, 2005, diluted earnings per share totaled $3.47 compared to $2.93 per diluted share in 2004. Adjusting for the effects of the impairment and pension charges and tax credits recorded in 2004, diluted earnings per share increased 19.7%, up from $2.90 in 2004. This was at the high end of the company's 18-to-20% anticipated growth range, the second consecutive year of nearly a 20% gain in adjusted earnings. Revenue increased 16.4% to a record $42.6 billion while operating profit rose 23.1% to $6.14 billion. Net income for 2005 totaled $3.87 billion, up 16.1% compared to the $3.33 billion reported in 2004. Adjusting 2004's amounts for the effects of the items described above, operating profit increased by 19% and net income was up 17.2%.

      "The year was one of significant growth, margin expansion and excellent cash flow," said Chief Financial Officer Scott Davis. "We're optimistic about 2006 and confident in our ability to continue producing the type of consistent earnings growth for which we're known. We will continue to invest in all three of our businesses and execute strategies in each segment that will enable us to capitalize on the growth in global commerce."

                                    - more -

3-3-3

      For the first quarter of 2006, UPS is projecting diluted earnings per share in a range of $0.85 to $0.89 compared to the $0.78 reported during the prior-year period. For the full year of 2006, Davis reiterated UPS's expectation of an increase in diluted earnings per share of 11-to-16%, consistent with the company's historical compound annual growth rate.

      UPS is the world's largest package delivery company and a global leader in supply chain services, offering an extensive range of options for synchronizing the movement of goods, information and funds. Headquartered in Atlanta, Ga., UPS serves more than 200 countries and territories worldwide. UPS's stock trades on the New York Stock Exchange (UPS) and the company can be found on the Web at UPS.com.

                                      # # #

EDITOR'S NOTE: UPS CFO Scott Davis will discuss fourth quarter results with investors and analysts during a conference call later today at 10:00 a.m. EST. That conference call is open to listeners through a live Webcast. To access the call, go to www.shareholder.com/UPS and click on "Earnings Webcast."

      We supplement the reporting of our financial information determined under generally accepted accounting principles (GAAP) with certain non-GAAP financial measures, including, as applicable, "as adjusted" operating profit, operating margin, pre-tax income, net income and earnings per share. We believe that these adjusted measures provide meaningful information to assist investors and analysts in understanding our financial results and assessing our prospects for future performance. We believe these adjusted financial measures are important indicators of our recurring operations because they exclude items that may not be indicative of or are unrelated to our core operating results, and provide a better baseline for analyzing trends in our underlying businesses. Furthermore, we use these adjusted financial measures to determine awards for our management personnel under our incentive compensation plan. We also provide the amount of our free cash flow to supplement our cash flow determined under GAAP. We define free cash flow as net cash from operating activities adjusted for capital expenditures, proceeds from disposals of property, plant and equipment, net change in finance receivables and other investing activities. We believe free cash flow is an important measure in assessing the generation of cash for discretionary investments and dividends.

      In the third quarter of 2004, we recorded a $99 million reduction in income tax expense due to the resolution of various tax matters. In the fourth quarter of 2004, we recorded a $110 million pre-tax impairment charged related to aircraft; a $63 million pre-tax charge to pension expense and a net credit to income tax expense of $43 million. We presented 2004 operating profit, net income and earnings per share excluding the impact of these items as we believe these adjusted measures better enable shareowners to focus on period-over-period operating performance. The underlying matters that produced the impairment charge, the charge to pension expense and the tax benefits were unique and we believe they have no bearing on future anticipated results.

      Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies' non-GAAP financial measures having the same or similar names. These adjusted financial measures should not be considered in isolation or as a substitute for GAAP operating profit, operating margin, net income and earnings per share, the most directly comparable GAAP financial measures. These non-GAAP financial measures reflect an additional way of viewing aspects of our operations that, when viewed with our GAAP results and the preceding reconciliations to corresponding GAAP financial measures, provide a more complete understanding of our business. We strongly encourage investors to review our financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure.

                                    - more -

      Except for historical information contained herein, the statements made in this release constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements, including statements regarding the intent, belief or current expectations of UPS and its management regarding the company's strategic directions, prospects and future results, involve certain risks and uncertainties. Certain factors may cause actual results to differ materially from those contained in the forward-looking statements, including economic and other conditions in the markets in which we operate, governmental regulations, our competitive environment, strikes, work stoppages and slowdowns, increases in aviation and motor fuel prices, cyclical and seasonal fluctuations in our operating results, and other risks discussed in the company's Form 10-K and other filings with the Securities and Exchange Commission, which discussions are incorporated herein by reference.

                          UNITED PARCEL SERVICE, INC.
                    SELECTED FINANCIAL DATA - FOURTH QUARTER
                                  (UNAUDITED)

                                                               THREE MONTHS ENDED
                                                                    DECEMBER 31,                           CHANGE
                                                            --------------------------             ------------------------
                                                              2005              2004                 $                  %
                                                            --------           -------             ------             -----
(amounts in millions, except per share data)
STATEMENT OF INCOME DATA:
Revenue:
  U.S. domestic package                                     $  7,824           $ 7,187             $  637               8.9%
  International package                                        2,220             1,877                343              18.3%
  Supply chain and freight                                     1,910               776              1,134             146.1%
                                                            --------           -------             ------
  Total revenue                                               11,954             9,840              2,114              21.5%

Operating expenses:
  Compensation and benefits                                    6,122             5,497                625              11.4%
  Other                                                        4,121             3,139                982              31.3%
                                                            --------           -------             ------
  Total operating expenses                                    10,243             8,636              1,607              18.6%

Operating profit:
  U.S. domestic package                                        1,237               861                376              43.7%
  International package                                          431               325                106              32.6%
  Supply chain and freight                                        43                18                 25             138.9%
                                                            --------           -------             ------
  Total operating profit                                       1,711             1,204                507              42.1%

Other income (expense):
  Investment income                                                8                25                (17)            -68.0%
  Interest expense                                               (52)              (37)               (15)             40.5%
                                                            --------           -------             ------
  Total other income (expense)                                   (44)              (12)               (32)            266.7%

                                                            --------           -------             ------
Income before income taxes                                     1,667             1,192                475              39.8%

Income taxes                                                     618               326                292              89.6%

                                                            --------           -------             ------
Net income                                                  $  1,049             $ 866             $  183              21.1%
                                                            ========           =======             ======

Net income as a percentage of revenue                            8.8%              8.8%

Per share amounts
  Basic earnings per share                                  $   0.95           $  0.77             $ 0.18              23.4%
  Diluted earnings per share                                $   0.95           $  0.76             $ 0.19              25.0%

Weighted average shares outstanding
   Basic                                                       1,103             1,130
   Diluted                                                     1,107             1,135

AS ADJUSTED INCOME DATA:
  U.S. domestic package (1)                                 $  1,237           $ 1,015             $  222              21.9%
  International package (1)                                      431               344                 87              25.3%
  Supply chain and freight                                        43                18                 25             138.9%
                                                            --------           -------             ------
       Total operating profit                                  1,711             1,377                334              24.3%

  Income before income taxes (1)                            $  1,667           $ 1,365             $  302              22.1%
  Net income (2)                                            $  1,049           $   933             $  116              12.4%
  Basic earnings per share (2)                              $   0.95           $  0.83             $ 0.12              14.5%
  Diluted earnings per share (2)                            $   0.95           $  0.82             $ 0.13              15.9%

(1) Fourth quarter 2004 adjusted operating profit and income before income taxes exclude an impairment charge on Boeing 727, 747 and McDonnell Douglas DC-8 aircraft, and related engines and parts, of $110 million ($91 million U.S. domestic package and $19 million International package), and a $63 million charge to pension expense for the U.S. domestic package segment resulting from the consolidation of data collection systems.

(2) Fourth quarter 2004 net income excludes the after-tax effect of the items described in (1) above, which totaled $110 million, and excludes net credits to income tax expense of $43 million resulting from several items, including the resolution of certain tax matters, the removal of a portion of valuation allowances on certain deferred tax assets on net operating loss carryforwards and an adjustment for identified tax contingency items.

Certain prior year amounts have been reclassified to conform to the current year presentation.

                           UNITED PARCEL SERVICE, INC.
                    SELECTED OPERATING DATA - FOURTH QUARTER
                                   (UNAUDITED)

                                                               THREE MONTHS ENDED
                                                                   DECEMBER 31,                             CHANGE
                                                            --------------------------             ------------------------
                                                              2005              2004                 $                  %
                                                            --------           -------             ------             -----
REVENUE (IN MILLIONS):
U.S. domestic package:
   Next day air                                             $  1,716           $ 1,608             $  108               6.7%
   Deferred                                                      969               939                 30               3.2%
   Ground                                                      5,139             4,640                499              10.8%
                                                            --------           -------             ------
      Total U.S. domestic package                              7,824             7,187                637               8.9%
International package:
   Domestic                                                      474               366                108              29.5%
   Export                                                      1,590             1,373                217              15.8%
   Cargo                                                         156               138                 18              13.0%
                                                            --------           -------             ------
      Total International package                              2,220             1,877                343              18.3%
Supply chain and freight:
    Freight services and logistics                             1,305               657                648              98.6%
    Overnite                                                     483                 -                483               N/A
    Other                                                        122               119                  3               2.5%
                                                            --------           -------             ------
       Total Supply chain and freight                          1,910               776              1,134             146.1%
                                                            --------           -------             ------
Consolidated                                                $ 11,954           $ 9,840             $2,114              21.5%
                                                            ========           =======             ======

Consolidated volume (in millions)                              1,039               963                 76               7.9%

Operating weekdays                                                62                62

AVERAGE DAILY PACKAGE VOLUME (IN THOUSANDS):
U.S. domestic package:
   Next day air                                                1,351             1,271                 80               6.3%
   Deferred                                                    1,200             1,106                 94               8.5%
   Ground                                                     12,374            11,683                691               5.9%
                                                            --------           -------             ------
      Total U.S. domestic package                             14,925            14,060                865               6.2%
International package:
   Domestic                                                    1,150               873                277              31.7%
   Export                                                        690               598                 92              15.4%
                                                            --------           -------             ------
      Total International package                              1,840             1,471                369              25.1%
                                                            --------           -------             ------
Consolidated                                                  16,765            15,531              1,234               7.9%
                                                            ========           =======             ======

AVERAGE REVENUE PER PIECE:
U.S. domestic package:
   Next day air                                             $  20.49           $ 20.41             $ 0.08               0.4%
   Deferred                                                    13.02             13.69              (0.67)             -4.9%
   Ground                                                       6.70              6.41               0.29               4.5%
      Total U.S. domestic package                               8.46              8.24               0.22               2.7%
International package:
   Domestic                                                     6.65              6.76              (0.11)             -1.6%
   Export                                                      37.17             37.03               0.14               0.4%
      Total International package                              18.09             19.07              (0.98)             -5.1%
Consolidated                                                $   9.51           $  9.27             $ 0.24               2.6%
                                                            ========           =======             ======

Certain prior year amounts have been reclassified to conform to the current year presentation.

                           UNITED PARCEL SERVICE, INC.
                     SELECTED FINANCIAL DATA - YEAR-TO-DATE
                                   (UNAUDITED)

                                                               TWELVE MONTHS ENDED
                                                                   DECEMBER 31,                            CHANGE
                                                            --------------------------             ------------------------
                                                              2005              2004                 $                  %
                                                            --------           -------             ------             -----
(amounts in millions, except per share data)
STATEMENT OF INCOME DATA:
Revenue:
  U.S. domestic package                                     $ 28,610           $26,960             $1,650               6.1%
  International package                                        7,977             6,809              1,168              17.2%
  Supply chain and freight                                     5,994             2,813              3,181             113.1%
                                                            --------           -------             ------
  Total revenue                                               42,581            36,582              5,999              16.4%

Operating expenses:
  Compensation and benefits                                   22,490            20,768              1,722               8.3%
  Other                                                       13,948            10,825              3,123              28.8%
                                                            --------           -------             ------
  Total operating expenses                                    36,438            31,593              4,845              15.3%

Operating profit:
  U.S. domestic package                                        4,493             3,702                791              21.4%
  International package                                        1,494             1,149                345              30.0%
  Supply chain and freight                                       156               138                 18              13.0%
                                                            --------           -------             ------
  Total operating profit                                       6,143             4,989              1,154              23.1%

Other income (expense):
  Investment income                                              104                82                 22              26.8%
  Interest expense                                              (172)             (149)               (23)             15.4%
                                                            --------           -------             ------
  Total other income (expense)                                   (68)              (67)                (1)              1.5%

                                                            --------           -------             ------
Income before income taxes                                     6,075             4,922              1,153              23.4%

Income taxes                                                   2,205             1,589                616              38.8%

                                                            --------           -------             ------
Net income                                                  $  3,870           $ 3,333             $  537              16.1%
                                                            ========           =======             ======

Net income as a percentage of revenue                            9.1%              9.1%

Per share amounts
  Basic earnings per share                                  $   3.48           $  2.95             $ 0.53              18.0%
  Diluted earnings per share                                $   3.47           $  2.93             $ 0.54              18.4%

Weighted average shares outstanding
   Basic                                                       1,113             1,129
   Diluted                                                     1,116             1,137

AS ADJUSTED INCOME DATA:
  U.S. domestic package (1)                                 $  4,493           $ 3,856             $  637              16.5%
  International package (1)                                    1,494             1,168                326              27.9%
  Supply chain and freight                                       156               138                 18              13.0%
                                                            --------           -------             ------
       Total operating profit                                  6,143             5,162                981              19.0%

  Income before income taxes (1)                            $  6,075           $ 5,095             $  980              19.2%
  Net income (2)                                            $  3,870           $ 3,301             $  569              17.2%
  Basic earnings per share (2)                              $   3.48           $  2.92             $ 0.56              19.2%
  Diluted earnings per share (2)                            $   3.47           $  2.90             $ 0.57              19.7%

(1) Year-to-Date 2004 adjusted operating profit excludes an impairment charge on Boeing 727, 747 and McDonnell Douglas DC-8 aircraft, and related engines and parts, of $110 million ($91 million U.S. domestic package and $19 million International package), and a $63 million charge to pension expense for the U.S. domestic package segment resulting from the consolidation of data collection systems.

(2) Year-to-Date 2004 net income excludes the after-tax effect of the items described in (1) above, which totaled $110 million, and excludes net credits to income tax expense of $142 million resulting from several items, including the resolution of certain tax matters, the removal of a portion of valuation allowances on certain deferred tax assets on net operating loss carryforwards and an adjustment for identified tax contingency items.

Certain prior year amounts have been reclassified to conform to the current year presentation.

                           UNITED PARCEL SERVICE, INC.
                     SELECTED OPERATING DATA - YEAR-TO-DATE
                                   (UNAUDITED)

                                                               TWELVE MONTHS ENDED
                                                                   DECEMBER 31,                             CHANGE
                                                            --------------------------             ------------------------
                                                              2005              2004                 $                  %
                                                            --------           -------             ------             -----
REVENUE (IN MILLIONS):
U.S. domestic package:
   Next day air                                             $  6,381           $ 6,084             $  297               4.9%
   Deferred                                                    3,258             3,193                 65               2.0%
   Ground                                                     18,971            17,683              1,288               7.3%
                                                            --------           -------             ------
      Total U.S. domestic package                             28,610            26,960              1,650               6.1%
International package:
   Domestic                                                    1,588             1,346                242              18.0%
   Export                                                      5,856             4,991                865              17.3%
   Cargo                                                         533               472                 61              12.9%
                                                            --------           -------             ------
      Total International package                              7,977             6,809              1,168              17.2%
Supply chain and freight:
    Freight services and logistics                             4,737             2,379              2,358              99.1%
    Overnite                                                     797                 -                797                N/A
    Other                                                        460               434                 26               6.0%
                                                            --------           -------             ------
       Total Supply chain and freight                          5,994             2,813              3,181             113.1%
                                                            --------           -------             ------
Consolidated                                                $ 42,581           $36,582             $5,999              16.4%
                                                            ========           =======             ======

Consolidated volume (in millions)                              3,746             3,591                155               4.3%

Operating weekdays                                               254               254

AVERAGE DAILY PACKAGE VOLUME (IN THOUSANDS):
U.S. domestic package:
   Next day air                                                1,228             1,194                 34               2.8%
   Deferred                                                      946               910                 36               4.0%
   Ground                                                     11,044            10,676                368               3.4%
                                                            --------           -------             ------
      Total U.S. domestic package                             13,218            12,780                438               3.4%
International package:
   Domestic                                                      916               815                101              12.4%
   Export                                                        616               541                 75              13.9%
                                                            --------           -------             ------
      Total International package                              1,532             1,356                176              13.0%
                                                            --------           -------             ------
Consolidated                                                  14,750            14,136                614               4.3%
                                                            ========           =======             ======

AVERAGE REVENUE PER PIECE:
U.S. domestic package:
   Next day air                                             $  20.46           $ 20.06             $ 0.40               2.0%
   Deferred                                                    13.56             13.81              (0.25)             -1.8%
   Ground                                                       6.76              6.52               0.24               3.7%
      Total U.S. domestic package                               8.52              8.31               0.21               2.5%
International package:
   Domestic                                                     6.83              6.50               0.33               5.1%
   Export                                                      37.43             36.32               1.11               3.1%
      Total International package                              19.13             18.40               0.73               4.0%
Consolidated                                                $   9.62           $  9.27             $ 0.35               3.8%
                                                            ========           =======             ======

Certain prior year amounts have been reclassified to conform to the current year presentation.

                           UNITED PARCEL SERVICE, INC.
                        RECONCILIATION OF FREE CASH FLOW
                                   (UNAUDITED)

                                                          PRELIMINARY
                                                              2005              2004
                                                          -----------          -------
(in millions)
Net cash from operations                                    $  5,801           $ 5,331
Capital expenditures                                          (2,187)           (2,127)
Proceeds from disposals of PP&E                                   15                75
Net change in finance receivables                                 95               318
Other investing activities                                      (194)              (68)
                                                            --------           -------
     Free cash flow                                         $  3,530           $ 3,529
                                                            ========           =======

Certain prior year amounts have been reclassified to conform to the current period presentation.